Exhibit 10.1

INTERCOMPANY DEBT REPAYMENT AND SETTLEMENT AGREEMENT

This Intercompany Debt Repayment and Settlement Agreement (“Agreement”) is made and entered into November 7, 2019 (the “Closing Date”), by and between John Sheehy (“Sheehy”), North American Dispatch Systems (“NADS”); Sheehy Mail Contractors, Inc. (“Sheehy Mail”), Sheehy Enterprises, Inc. (“SEI”), and EVO Transportation & Energy Services, Inc. (“EVO”). Sheehy, NADS, Sheehy Mail, and EVO are collectively referred to herein as the “Parties.”

RECITALS:

WHEREAS, Sheehy is a signatory to this Agreement in his individual capacity solely for the purposes of Section 5 below;

WHEREAS, Sheehy Mail is a wholly-owned subsidiary of EVO, and NADS and Sheehy Enterprises are majority owned and controlled by Sheehy;

WHEREAS, pursuant to a promissory note dated January 2, 2019 (the “SEI Note”), EVO promised to pay $400,000 to SEI and the principal amount payable under the SEI Note increased to $450,000 under the terms of the SEI Note;

WHEREAS, as of the date of this Agreement, EVO has not made payments of principal or interest pursuant to the SEI Note;

WHEREAS, as of the date of this Agreement, NADS owes $776,948 to EVO as an account payable (the “NADS Receivable”);

WHEREAS, as of the date of this Agreement, EVO owes $374,890 to SEI as an account payable (the “SEI Payable”); and

WHEREAS, the Parties desire to apply a portion of the NADS Receivable as full payment of the SEI Payable and to apply a portion of the NADS Receivable as full payment of the SEI Note.

NOW, THEREFORE, in consideration of the mutual conditions and covenants contained in this Agreement, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties agree as follows:

1. Recitals Are Material. The Parties agree that the “Recitals” set forth above constitute material representations and terms of this Agreement upon which the Parties are relying and, as such, are incorporated herein by reference.

2. Payment of SEI Payable. The Parties hereby agree that, upon execution of this Agreement, EVO will assign $374,890 of the outstanding NADS Receivable balance to SEI as full payment of the SEI Payable, and SEI and NADS consent to such assignment. SEI acknowledges and agrees that the foregoing assignment will constitute full repayment of the SEI Payable.

3. Payment of SEI Note. The Parties hereby agree that, upon execution of this Agreement, EVO will assign $402,058 of the outstanding NADS Receivable balance to SEI, constituting the remaining balance of the NADS Receivable, as full payment of the principal amount of the SEI Note, and SEI and NADS consent to such assignment. SEI acknowledges and agrees that the foregoing assignment will constitute full repayment of the principal balance of the SEI Note.

4. Payment of SEI Payable. The Parties hereby agree that, on or before November 29, 2019, EVO will pay $87,889 in the form of 35,156 shares of EVO common stock at $2.50 per share (the “Final Payment”) to SEI as payment for the remaining principal balance and accrued interest on the SEI Note and for the release by SEI set forth in Section 5 below. SEI acknowledges and agrees that the foregoing payments will constitute full repayment of the remaining balance of the SEI Note.

5. Release of Claims. Sheehy, SEI, and NADS each hereby releases, covenants not to sue, acquits and forever discharges EVO, Sheehy Mail, and their respective  parents, subsidiaries, divisions, affiliated entities, insurers, if any, present and former officers, directors, shareholders, trustees, employees, agents, attorneys, representatives and consultants, and the successors and assigns of each, whether in their individual or official capacities (collectively, the “Released Parties”), from any manner of action or actions, causes of action, claims, damages, debts, demands, executions, expenses, judgments, liabilities, or losses, whether known or unknown, liquidated or unliquidated, fixed, contingent, direct or indirect, legal or equitable, and whether sounding in tort, contract, equity or otherwise, with respect to any matter existing on or before the date this Agreement has been fully executed. For the avoidance of doubt, Sheehy, SEI, and NADS acknowledge and agree that, upon payment of the Final Payment, the SEI Note, the SEI Payable, and the NADS Receivable will be paid in full and the Released Parties will have no additional obligations to any of SEI, NADS, or Sheehy except as set forth in the employment agreement between Sheehy and EVO. Nothing herein shall be construed to be a release of any obligations under this Agreement or the documents referenced in this Agreement.

6. Representation by Counsel. The Parties acknowledge and represent that: (a) each has read the Agreement; (b) each clearly understands the Agreement and each of its terms; (c) each fully and unconditionally consents to the terms of this Agreement; (d) each has had the benefit and advice of counsel of its/his/her/their own selection, or has had the opportunity to consult with counsel of its/his/her/their own selection; (e) each has executed this Agreement freely, with knowledge, and without influence or duress; (f) each is not relying upon any other representations, either written or oral, express or implied, made to them by any person other than as described herein; and (g) the consideration received by them has been actual and adequate.

7. General Representations and Warranties. Each party to this Agreement represents and warrants to the others as follows:

(a) No other person or entity has any interest in the matters released herein and that they have not assigned, transferred or purported to assign or transfer to any person or entity all or any portion of the matters released.

(b) Prior to the execution of this Agreement they apprised themselves of sufficient data and information in order that they might intelligently exercise their own judgment in deciding whether to execute this Agreement and in deciding on the contents of this Agreement.

(c) The decision to execute this Agreement is not predicated on or influenced by any declarations or representations not set forth in this Agreement by any other person or party or any predecessors in interest, successors, assigns, officers, directors, employees, agents, representatives or attorneys of any said person or party.

(d) They have full authority to execute this Agreement.

(e) They will take all steps reasonably necessary to effectuate the intent and purpose of this Agreement, including without limitation, preparing and executing all necessary documentation.

8. Responsibility for Taxes. In no event will the Released Parties be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by SEI, NADS, or Sheehy as a result of this Agreement, and SEI, NADS, and Sheehy agree to indemnify the Released Parties to the extent any of them are required to pay any taxes, penalties, interest or other expenses on behalf of SEI, NADS, or Sheehy. Without limiting the foregoing, payment of any taxes or other tax-related obligations related to the issuance of the SEI Shares will be solely SEI’s responsibility.

9. Binding on Related Parties. This Agreement shall be binding on and inure to the benefit of the Parties and their respective predecessors, successors, estates, executors, administrators, personal representatives, heirs, parents, subsidiaries, beneficiaries, affiliates, and assigns.

10. Integrated Agreement. It is understood and agreed by the Parties that all understandings and agreements heretofore had between or among the Parties with respect to matters covered by this Agreement are merged into this Agreement, which fully and completely expresses the Parties’ agreement. This Agreement constitutes the entire agreement amongst the Parties with respect to the subject matter hereof and supersedes any and all prior agreements amongst these Parties. This Agreement shall not be modified except by written agreement duly executed by or on behalf of each of the Parties and dated subsequent hereto.

11. Governing Law; Venue. This Agreement will be construed and interpreted in accordance with, and any dispute or controversy arising from any breach or asserted breach of this Agreement will be governed by, the laws of the State of Arizona, without regard to any choice of law rules. Any action brought to enforce or interpret this Agreement must be brought in the state or federal courts for the State of Arizona, and the Parties hereby consent to the jurisdiction and venue of such courts in the event of any dispute. Each of the Parties knowingly and voluntarily waives all right to trial by jury in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment.

12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. A signature by facsimile, photocopy or pdf shall be deemed to have the same effect as an original signature. Once each party to the Agreement has executed a copy of the Agreement, the Agreement shall be considered fully executed and effective, notwithstanding that all Parties have not executed the same copy hereof.

13. Severability. The provisions of this Agreement are severable. If any provision of the Agreement is declared invalid or unenforceable, the ruling will not affect the validity and enforceability of any other provision of the Agreement.

14. Negotiated Agreement. This Agreement is the result of negotiation between the Parties and/or their respective counsel. This Agreement will be interpreted fairly in accordance with its terms and conditions and without any strict construction in favor of any party. Any ambiguity shall not be interpreted against the drafting party.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the day, month and year above written.

EVO:

EVO TRANSPORTATION & ENERGY SERVICES, INC.

By:	/s/ Thomas J. Abood
Name:	Thomas J. Abood
Title:	Chief Executive Officer

SHEEHY MAIL:

SHEEHY MAIL CONTRACTORS, INC.

By:	/s/ John P. Sheehy
Name:	John Sheehy
Title:	COO

SEI:

SHEEHY ENTERPRISES, INC.

By:	/s/ John P. Sheehy
Name:	John Sheehy
Title:	CEO

NADS:

NORTH AMERICAN DISPATCH SYSTEMS

By:	/s/ John P. Sheehy
Name:	John Sheehy
Title:	COB

SHEEHY:

/s/ John P. Sheehy
John Sheehy

[Signature Page to Intercompany Debt Repayment and Settlement Agreement]

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